TRXADE GROUP, INC.

STOCKHOLDER AGREEMENT

January 1, 2018

TRXADE GROUP, INC.

STOCKHOLDER AGREEMENT

This Stockholder Agreement (this “Agreement”) is made as of January 1, 2019 by and among Trxade Group, Inc., a Delaware corporation (the “Company”), the persons and entities listed on Exhibit A (each an “Investor,” and collectively, the “Investors”) and the persons and entities listed on Exhibit B (each an “Existing Stockholder,” and collectively, the “Existing Stockholders”). The Existing Stockholders and the Investors are referred to herein collectively as the “Voting Parties.”

RECITALS

WHEREAS, the Company proposes to sell shares of the Company’s Common Stock, $0.0001 par value per share (“Common Stock”) to the Investors pursuant to the Letter Agreement (the “Letter Agreement”) and Subscription Agreement (the “Subscription Agreement”), in addition to other documents, of even date herewith, involving SyncHealth MSO, LLC and the Company (the “Transaction”).

WHEREAS, as a condition to the Transaction, the Voting Parties have agreed to enter into this Agreement as set forth herein.

NOW, THEREFORE, the parties agree as follows:

Section 1

VOTING

1.1 General. During the term of this Agreement, the Voting Parties each agree to vote all shares of the Company’s voting securities (at a regular or special meeting of stockholders or by written consent) now or hereafter owned or acquired by them, whether beneficially or otherwise, or as to which they have voting power (the “Shares”) in accordance with the provisions of this Agreement.

Section 2

ELECTION OF DIRECTORS

2.1 Voting. During the term of this Agreement, each Voting Party agrees to vote all Shares in such manner as may be necessary to elect (and maintain in office) as members of the Company’s board of directors the following individuals:

(a) Two (2) Founder Designees (as defined below) as the Founder Directors; and

(b) Two (2) or Three (3) Independent Designees (as defined below), as determined by the Founder Directors.

(c) Size of the Board. Each of the Voting Parties agrees to vote, or cause to be voted, all Shares (as defined below) held by such Stockholder, or over which such Stockholder has voting power or control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at four (4) directors, or if requested by the holders of a majority of the Shares of Common Stock held by the Founders, up to five (5) directors. For purposes of this Agreement, the term “Shares” shall mean and include any securities the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock, any preferred stock of the Company and any other securities convertible or exchangeable for shares of Common Stock or voting capital stock of the Company, by whatever name called, whether now held or subsequently acquired, however acquired, whether through purchase, gift, stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

2.2 Designation of Directors. The designees to the Company’s board of directors described above (each a “Designee”) shall be selected as follows:

(a) The two “Founder Designees” shall be, for so long as Suren Ajjarapu and Prashant Patel (collectively, the “Founders”) directly hold at least fifty percent (50%) of the shares of Common Stock held by the Founders immediately after the Closing as defined in the Subscription Agreement (as adjusted for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), two (2) individuals designated by the holders of a majority of the Shares of Common Stock held by the Founders, which individuals shall initially be Suren Ajjarapu and Prashant Patel.

(b) The two to three “Independent Designees” shall be, for so long as Suren Ajjarapu and Prashant Patel (collectively, the “Founders”) directly hold at least fifty percent (50%) of the shares of Common Stock held by the Founders immediately after the Closing as defined in the Subscription Agreement (as adjusted for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), two (2) or three (3) individuals (as determined by the Founders) designated by the holders of a majority of the Shares of Common Stock held by the Founders, which individuals shall initially be Donald Fell and Michael Peterson.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

2.3 Current Designees. For the purpose of this Agreement, the directors of the Company shall be deemed to include the following Designees:

(a) The Founder Designees: Suren Ajjarapu and Prashant Patel.

(b) The Independent Designees Michael Peterson and Donald Fell.

2.4 Changes in Designees. From time to time during the term of this Agreement, Founders may select a change to the Designee pursuant to this Agreement may, in their sole discretion:

(a) notify the Company in writing of an intention to remove from the Company’s board of directors any incumbent Designee who occupies a board seat for which such Voting Parties are entitled to designate the Designee; or

(b) notify the Company in writing of an intention to select a new Designee for election to a board seat for which such Voting Parties are entitled to designate the Designee (whether to replace a prior Designee or to fill a vacancy in such board seat).

In the event of such an initiation of a removal or selection of a Designee under this section, the Company shall take such reasonable actions as are necessary to facilitate such removals or elections, including, without limitation, soliciting the votes of the appropriate stockholders, and the Voting Parties shall vote their Shares to cause: (a) the removal from the Company’s board of directors of the Designee or Designees so designated for removal; and (b) the election to the Company’s board of directors of any new Designee or Designees so designated.

2.5 No Liability for Election of Recommended Director. Subject to Section 2.6, none of the parties and no officer, director, member, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the board of directors by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

2.6 No “Bad Actor” Disqualification. Each party to this Agreement with the right to designate or participate in the designation of a director as specified above hereby represents and warrants to the Company that, to such party’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Disqualification Event”), is applicable to such party’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each party to this Agreement with the right to designate or participate in the designation of a director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to such party’s knowledge, is a Disqualified Designee and (B) that in the event such party becomes aware that any individual previously designated by any such party is or has become a Disqualified Designee, such party shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Company’s board of directors and designate a replacement designee who is not a Disqualified Designee.

2.7 Vote to Increase Authorized Common Stock for stock split, or reverse stock split. Each Voting Party agrees to vote all Shares in such manner as may be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available (i) for conversion of all of the shares of Preferred Stock outstanding at any given time, (ii) for obligations of the Company, or (iii) as otherwise determined by the Founders. Each Voting Party agrees to vote all Shares in such manner as may be necessary for a stock split or reverse stock split, if requested by the Founders.

2.8 Insider Trading Policy. The Investors shall abide by the Company’s Insider Trading Policy, as amended from time to time.

Section 3

DRAG-ALONG RIGHTS

3.1 Drag-Along Rights. If (i) the Company’s board of directors and (ii) both Founders approve a Change of Control Transaction (as defined below), each of the Investors and the Existing Stockholders agree (i) to vote all Shares held by such Investor or Existing Stockholder in favor of such Change of Control Transaction, (ii) to sell or exchange all Shares and any other capital stock of the Company then held by such Investor or Existing Stockholder pursuant to the terms and conditions of such Change of Control Transaction, (iii) to execute and deliver all related documentation and take such other action in support of the Change of Control Transaction as shall be reasonably requested by the Company or the Investors holding a majority of the Shares held by all Investors in order to carry out the terms and provision of this Section 3.1, (iv) not to deposit, and to cause their affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquiror in connection with the Change of Control Transaction, and (v) to refrain from exercising (and each Investor or Existing Stockholder hereby waives) any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Change of Control Transaction, subject to the following conditions:

(a) no Investor or Existing Stockholder shall be required to make any representation, covenant or warranty in connection with the Change of Control Transaction, other than as to (i) such Investor’s or Existing Stockholder’s ownership and authority to sell, free of liens, claims and encumbrances, the capital stock of the Company proposed to be sold by such Investor or Existing Stockholder, respectively, (ii) the obligations of the Investor or Existing Stockholder in connection with the Change of Control Transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Investor or Existing Stockholder have been duly executed by the Investor or Existing Stockholder, as applicable, and delivered to the acquirer and are enforceable against the Investor or Existing Stockholder, as applicable, in accordance with their respective terms, and (iv) neither the execution and delivery of documents to be entered into in connection with the Change of Control Transaction, nor the performance of the Investor’s or Existing Stockholder’s obligations thereunder, will cause a breach or violation of (I) the terms of any charter document or material agreement of an Investor or Existing Stockholder or (II) judgment, order or decree of any court or governmental agency to which such Investor or Existing Stockholder is subject; provided, that such Investor or Existing Stockholder shall be entitled to make appropriate disclosures to the extent necessary to make any such representations or warranties accurate;

(b) no Investor or Existing Stockholder shall be liable for the inaccuracy of any representation or warranty made by any other party in connection with the Change of Control Transaction, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(c) the liability for indemnification, if any, of such Investor or Existing Stockholder in the Change of Control Transaction and for the inaccuracy of any representations and warranties made by the Company or its stockholders in connection with such Change of Control Transaction, is several and not joint with any other Investor or Existing Stockholder (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(d) liability shall be limited to such Investor’s or Existing Stockholder’s applicable share (determined based on the respective proceeds payable to each Investor and Existing Stockholder in connection with such Change of Control Transaction in accordance with the provisions of the amended and restated certificate of incorporation) of a negotiated aggregate indemnification amount that applies equally to all Investors and Existing Stockholders but that in no event exceeds such Investor’s or Existing Stockholder’s pro rata share of an escrow or other holdback; provided, that with respect to claims related to fraud by any Investor or Existing Stockholder, liability with respect thereto need not be limited as to such Investor or Existing Stockholder;

(e) upon the consummation of the Change of Control Transaction (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Transaction (assuming for this purpose that the Change of Control Transaction is a Deemed Liquidation Transaction) in accordance with the amended and restated certificate of incorporation in effect immediately prior to the Change of Control Transaction; and

(f) each class and series of capital stock of the Company will be entitled to receive the same form of consideration (and be subject to the same indemnity and escrow provisions) as a result of such Change of Control Transaction.

3.2 Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

3.3 Irrevocable Proxy and Power of Attorney. Each Voting Party hereby constitutes and appoints as the proxies of such party and hereby grants a power of attorney to the Founder Directors and any other designee of the Investors holding a majority of the Shares held by all Investors, and each of them, with full power of substitution, solely with respect to the following matters: election of persons as members of the Company’s board of directors in accordance with Section 2.1, votes to increase authorized shares pursuant to Section 2.7 and votes regarding any Sale of the Company in accordance with the terms of Section 3.1, and hereby authorizes each of them to represent and vote, if and only if such party (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Company’s board of directors determined pursuant to and in accordance with the terms and provisions of this Agreement or the increase of authorized shares or approval of any Change of Control Transaction pursuant to and in accordance with the terms and provisions of Sections 2.7 and 3.1, respectively, of this Agreement or to take any action necessary to effect Sections 2.7 and 3.1, respectively, of this Agreement. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 4.1. Each Voting Party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 4.1, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth in this Section 3.3.

3.4 Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, each party shall be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law

Section 4

TERMINATION

4.1 Termination. This Agreement shall terminate upon the earlier of (i) a Change of Control Transaction (as defined below); (ii) with respect to any Founder, when said Founder holds less than fifty percent (50%) of the shares of Common Stock directly held by such Founder immediately after the Closing as defined in the Subscription Agreement (as adjusted for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), or (iv) termination of this Agreement in accordance with Section 7.10. “Change of Control Transaction” means either (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes) other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, as a result of shares in the Company held by such holders prior to such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); or (b) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company.

Section 5

ADDITIONAL SHARES

5.1 Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities (other than pursuant to a Change of Control Transaction) are issued on, or in exchange for, any of the Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

5.2 Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit C. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor and Voting Party. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 5.2. Each certificate instrument or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Section 6.1.

Section 6

RESTRICTIVE LEGEND

6.1 Restrictive Legend. Each certificate representing any of the Shares subject to this Agreement shall be marked by the Company with a legend reading substantially as follows:

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A STOCKHOLDER AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID STOCKHOLDER AGREEMENT.

Section 7

MISCELLANEOUS

7.1 Certain Definitions. Shares “held” by a Voting Party shall mean any Shares directly or indirectly owned (of record or beneficially) by such Voting Party or as to which such Voting Party has voting power. “Vote” shall include any exercise of voting rights whether at an annual or special meeting or by written consent or in any other manner permitted by applicable law. A “majority of shares” or a “majority-in-interest” of either (i) Existing Stockholders or (ii) the Investors shall mean the holders of a majority of the Common Stock (determined on an as-converted basis) then held by such group.

7.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to a Voting Party) or otherwise delivered by hand, messenger or courier service addressed:

(a) if to a Voting Party, to the Voting Party’s address, facsimile number or electronic mail address as shown in the exhibits to this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof, or, until any such Voting Party so furnishes an address, facsimile number or electronic mail address to the Company, then to the address, facsimile number or electronic mail address of the last holder of the relevant Shares for which the Company has contact information in its records; or

(b) if to the Company, to the attention of the Chief Executive Officer of the Company at 3840 Land O’ Lakes Blvd., Land O’ Lakes, FL 34639, or at such other current address as the Company shall have furnished to the Voting Parties.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

7.3 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties. The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party, and Existing Stockholder or Investor, as applicable, hereunder.

7.4 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

7.6 Further Assurances. Each party agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

7.7 Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes in its entirety the Prior Agreement, which shall have no further force and effect. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

7.8 Not a Voting Trust. This Agreement is not a voting trust governed by Section 218 of the Delaware General Corporation Law and should not be interpreted as such.

7.9 Specific Performance. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

7.10 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company, (ii) the Founders holding at least a majority of the Shares then held by the Founders, and (iii) the Investors holding at least a majority of the Shares held by all Investors (determined on an as-converted basis); provided, however, that additional Existing Stockholders pursuant to Section 7.11 may become parties to this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Voting Party. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon the Company and each Voting Party that has entered into this Agreement and their respective successors and permitted assigns, whether or not such party, successor or assignee entered into or approved such amendment, waiver, discharge or termination. Each Voting Party acknowledges that by the operation of this paragraph (and subject to the limitations herein), (i) the Company, (ii) the Founders holding at least a majority of the Shares then held by the Founders, and (iii) the Investors holding a majority of the Shares (determined on an as-converted basis) held by all Investors will collectively have the right and power to diminish or eliminate the rights of such Voting Party under this Agreement. The Company shall give prompt written notice of any amendment, waiver, discharge or termination hereunder to any party hereto that did not consent in writing to such amendment, waiver, discharge or termination.

7.11 No Waiver. The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

7.12 Jurisdiction and Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, Court of Chancery in the State of Delaware. Each of the parties also agrees that the jurisdiction over the person of such parties and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section 7.2 or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.

7.13 Attorney’s Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

7.14 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

7.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

7.16 Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

[Signature page follows]

The parties are signing this Stockholder Agreement as of the date stated in the introductory clause.

TRXADE GROUP, INC.
a Delaware corporation

By:
Name:	Suren Ajjarapu, CEO

Signature Page to Stockholder Agreement

The parties are signing this Stockholder Agreement as of the date stated in the introductory clause.

INVESTOR:

By:
Name:
Title:	Authorized Officer

Signature Page to Stockholder Agreement

The parties are signing this Stockholder Agreement as of the date stated in the introductory clause.

EXISTING STOCKHOLDER:

SUREN AJJARAPU

By:

PRASHANT PATEL

By:

Signature Page to Stockholder Agreement

EXHIBIT C

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Stockholder Agreement dated as of January 1, 2019 (the “Agreement”), by and among the Company, the Investors and the Existing Stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”)[ or options, warrants, or other rights to purchase such Stock (the “Options”)], for one of the following reasons (Check the correct box):

[ ]	As a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Voting Party” for all purposes of the Agreement.

[ ]	As a transferee of Shares from a party in such party’s capacity as a “Existing Stockholder” bound by the Agreement, and after such transfer, Holder shall be considered a “Existing Stockholder” and a “Voting Party” for all purposes of the Agreement.

[ ]	As a new Investor in accordance with Section 5.1 of the Agreement, in which case Holder will be an “Investor” and a “Voting Party” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Stock, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	TRXADE GROUP, INC.

Name and Title of Signatory

Address:	By:

Title:

Facsimile Number: